SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 4, 2009 (February 26, 2009)

SIONIX CORPORATION
(Exact name of Company as specified in Charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3880 East Eagle Drive
Anaheim, California 92807
(Address of Principal Executive Offices)

(714) 678-1000
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2009 our board of directors appointed Rodney Anderson, our interim Chief Financial Officer, as our interim Chief Executive Officer, terminating James Houtz from that position.  Mr. Houtz no longer holds any officer position with Sionix Corporation but remains a member of our board of directors.

There is no arrangement between Mr. Anderson and any other person pursuant to which he was selected as our interim Chief Executive Officer.  There is no family relationship between Mr. Anderson and any of our directors, executive officers or director and officer nominees.

Mr. Anderson, age 81, has been our supervisor of Manufacturing and Distribution since November 1, 2007, and has served as one of our directors since 1999.  From 1982 to 2007, Mr. Anderson was President and a principal shareholder of RJ Metal Co., a manufacturer of hardware supplying the U.S. defense industry and Sionix.  At RJ Metal Co., Mr. Anderson was responsible for accounting and financial reporting functions, in addition to his executive duties.

There was no transaction since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which Mr. Anderson had or will have a direct or indirect material interest, except as follows: on October 14, 2008, we entered into an agreement to purchase equipment from RJ Metal Co., a company of which Mr. Anderson served as President from 1982 to 2007 and of which he is a principal shareholder. According to the agreement, we purchased $125,000 of equipment from RJ Metal Co. in consideration of 833,334 shares of our restricted common stock, of which Mr. Anderson received 300,000 shares.

Mr. Anderson is not currently party to any material plan, contract or arrangement with us, other than a Stock Option Agreement pursuant to which Mr. Anderson has a five-year fully vested option, expiring December 13, 2012, to purchase 1,000,000 shares of our common stock at an exercise price of $0.25 per share.  The foregoing description is qualified in its entirety by reference to the Notice of Grant of Stock Option and Stock Option Agreement with Mr. Anderson that are attached as exhibits to the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on October 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 4, 2009

SIONIX CORPORATION

By: /s/ Rodney Anderson
Rodney Anderson, Chief Executive Officer